Exhibit 99.1

NEWS RELEASE

Mack-Cali Announces Upcoming Changes to Board of Directors

Jersey City, New Jersey — February 11, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) today announced that the Board of Directors of the Company has increased its size from ten to eleven members, effective immediately, and has nominated Lisa Myers and Laura Pomerantz for election to the Board at the Company’s 2019 Annual Meeting of Stockholders, which is currently scheduled to be held on June 12, 2019.  The Board has nominated a slate of eleven candidates consisting of Ms. Myers, Ms. Pomerantz and all of the current directors of the Company (other than Kenneth M. Duberstein, who has decided not to stand for re-election and will retire from the Board at the 2019 Annual Meeting) for election to the Board at the 2019 Annual Meeting.  In order to comply with certain technical requirements of Maryland law, the Board also intends to appoint Ms. Myers to the Board prior to the 2019 Annual Meeting to fill the vacancy resulting from the increase of the Board size, to serve until the 2019 Annual Meeting.

The nomination of Ms. Myers and Ms. Pomerantz for election as directors of the Company is intended to be the start of a comprehensive process to refresh the Board over the next two years to ensure that it has the best mix of knowledge, experience, skills and business acumen to direct the Company’s strategy going forward.  As part of that process, the Board and its Nominating and Corporate Governance Committee will seek to identify the most qualified director candidates with the goal of reducing average director tenure, increasing gender and racial diversity, and ensuring structured and orderly Board succession and continuity.  The Company believes that the additions of Ms. Myers and Ms. Pomerantz are an excellent beginning to that process, which it intends to build on.

Lisa Myers is currently a partner at L Catterton, a global consumer focused private equity firm.  Prior to joining L Catterton, Ms. Myers served at Franklin Templeton for 19 years, where she was an Executive Vice-President and lead portfolio manager of some of Templeton’s flagship global equity funds and institutional accounts, managing or co-managing more than $10 billion of assets.  After Templeton, Ms. Myers joined BTG Pactual as Co-Head of Global Partnership Investing, an investment strategy specializing in purchasing minority stakes in privately-held and publicly-traded companies to provide transformative capital.  Before entering the investment management industry, Ms. Myers practiced corporate and real estate law with Willkie, Farr & Gallagher in New York City, where she was involved in initial public offerings, mergers and acquisitions, loan initiations and restructurings and other securities-related transactions.  Ms. Myers currently serves on the Board of Directors of Debenhams PLC, a British multinational retailer operating under a department store format in the UK, Ireland, and Denmark, with franchisee partners in 25 countries.  She received a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor degree from the Georgetown University Law Center.  She is a Chartered Financial Analyst.

Laura Pomerantz is currently Vice Chairman, Head of Strategic Accounts at Cushman & Wakefield, a large commercial real estate services company.  Prior to joining Cushman & Wakefield, Ms. Pomerantz was a principal and founding partner of Laura Pomerantz Real Estate, LLC and of PBS Gould Venture, LLC (d/b/a PBS Real Estate), a boutique real estate firm offering commercial real estate advisory and strategic execution services.  Before establishing Laura Pomerantz Real Estate, LLC and PBS Gould Venture, LLC (d/b/a PBS Real Estate), Ms. Pomerantz served as a Senior Managing Director at Newmark & Company Real Estate, with senior level responsibilities for major tenant representation assignments.  Prior to that, Ms. Pomerantz served as the Executive Vice President of The Leslie Fay Companies for 18 years.  Ms. Pomerantz serves on the board of directors of G-III, a public company listed on the NASDAQ, the board of directors of ROIC, a public REIT listed on the NASDAQ, and a private Real Estate Fund Board for AREA Properties, the former Apollo Real Estate.  She received a Bachelor of Arts degree from Miami Dade Community College.  Ms. Pomerantz has 22 years of executive-level commercial real estate experience and a significant background in retail and manufacturing.

“We are extremely grateful to Ken Duberstein for his exemplary service on our Board and his many contributions to the Company.  His dedication and vast expertise have been invaluable, and he will be missed by all of us,” said William L. Mack, Chairman of the Board of Directors of Mack-Cali.  “I am pleased that we are nominating two highly qualified individuals to join our Board.  Lisa, a former lawyer, with significant experience in private equity and capital markets, and Laura, with her background in leasing, will each bring a fresh perspective to our Board, which already consists of individuals having a wealth of diverse experiences in such fields as real estate investment, commercial and investment banking, law, public accounting and education.  We are committed to our Board consisting of high quality individuals, which is reflective of today’s society.”

About Mack-Cali Realty Corporation

One of the country’s leading Real Estate Investment Trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and luxury multifamily properties in select waterfront and transit-oriented markets throughout the Northeast.  Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the Company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed Company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades.  By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

This Press Release Does Not Constitute a Solicitation of Proxies

This press release is not intended to, and does not, constitute a solicitation of proxies in connection with the Company’s 2019 Annual Meeting of Stockholders.  The Company will provide its stockholders with a proxy statement and other relevant materials in connection with the 2019 Annual Meeting.  Any solicitation of proxies by or on behalf of the Company in connection with the 2019 Annual Meeting will be conducted upon and following the dissemination of the proxy statement and other materials in accordance with applicable law.

Contacts:	Michael J. DeMarco Mack-Cali Realty Corporation Chief Executive Officer (732) 590-1589 mdemarco@mack-cali.com	Deidre Crockett Mack-Cali Realty Corporation Senior Vice President, Corporate Communications and Investor Relations (732) 590-1025 dcrockett@mack-cali.com